Filing done in error - this is a to cancel and void Form SC 13G filed under SEC Accession No. 0001531612-22-000035 Filing Date 2022-09-27.
https://www.sec.gov/Archives/edgar/data/1531612/000153161222000035/0001531612-22
-000035-index.htm

The 13G/A filing carried out for Wayside Technology Group, Inc SEC Accession No.
 0001531612-22-000013, filed 2022-02-11 is the latest valid WSTG filing.
https://www.sec.gov/Archives/edgar/data/1531612/000153161222000013/0001531612-22
-000013-index.htm